UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2012

LiveDeal, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2490 East Sunset Road, Suite 100, Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip code)

(702) 939-0230
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On January 19, 2012, Sheryle Bolton resigned as a member of the Board of Directors of LiveDeal, Inc., a Nevada corporation (the “Company”). Ms. Bolton formerly served as the Company’s Lead Director and was a member of the Company’s Audit Committee. Her resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On January 25, 2012, the Company’s Board of Directors appointed Dennis Gao as a director of the Company to fill the vacancy created by Ms. Bolton’s resignation. Mr. Gao will serve a term in office until the Company’s next annual meeting of stockholders (at which Mr. Gao will be nominated for re-election), or until his earlier resignation or removal in accordance with the Company’s Amended and Restated Bylaws. Mr. Gao was also appointed to serve as a member of the Company’s Audit Committee, effective immediately. The Company’s Board of Directors has affirmatively determined that Mr. Gao is an “independent director” for purposes of the rules and regulations of the Securities and Exchange Commission and the NASDAQ Capital Market, and that he has the other qualifications required for service on the Company’s Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEDEAL, INC.

Date: January 25, 2012	/s/ Lawrence W. Tomsic
Lawrence W. Tomsic
Chief Financial Officer